AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 14, 2004
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               CELSION CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1256615
                      (I.R.S. Employer Identification No.)

                            10220-L OLD COLUMBIA ROAD
                                    COLUMBIA, MD                      21046-2364
                      (Address of Principal Executive Offices)        (Zip Code)

                  CELSION CORPORATION 2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               AUGUSTINE Y. CHEUNG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CELSION CORPORATION
                            10220-I OLD COLUMBIA ROAD
                             COLUMBIA, MD 21046-2364
                    (Name, and Address of Agent For Service)

                                 (410) 290-5390
          Telephone Number, Including Area Code, of Agent for Service.

                                 ---------------

                                   COPIES TO:

                              ANITA J. FINKELSTEIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                               CELSION CORPORATION
                            10220-I OLD COLUMBIA ROAD
                             COLUMBIA, MD 21046-2364
                                 (410) 290-5390

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                      PROPOSED
                                                  AMOUNT               MAXIMUM            PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF SECURITIES                    TO BE            AGGREGATE PRICE       AGGREGATE OFFERING       REGISTRATION
            TO BE REGISTERED                  REGISTERED (1)        PER SHARE (2)              PRICE                  FEE
------------------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.01 per share     10,000,000 Shares          $0.685               $6,850,000             $868.00

==============================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares as may be issued as a result of adjustments by reason of any stock split, stock dividend or similar transaction.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended. The above calculation is based on the average of the high and low prices of the Registrant's Common Stock reported on The American Stock Exchange on June 8, 2004.

                                TABLE OF CONTENTS


PART I:  INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*

         Item 1.     Plan Information
         Item 2.     Registrant Information and Employee Plan Annual Information

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.     Incorporation of Documents by Reference
         Item 4.     Description of Securities
         Item 5.     Interests of Named Experts and Counsel
         Item 6.     Indemnification of Directors and Officers
         Item 7.     Exemption from Registration Claimed
         Item 8.     Exhibits
         Item 9.     Undertakings

SIGNATURES
EXHIBIT INDEX
EXHIBITS

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS*

ITEM 1.  PLAN INFORMATION

         Not required to be included in this Registration Statement on Form S-8 pursuant to the Introductory Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be included in this Registration Statement on Form S-8 pursuant to the Introductory Note to Part I of Form S-8.

-------

* Documents containing the information specified in Part I of this Form S-8 have been and/or will be sent or give to participants in the Celsion Corporation 2004 Stock Incentive Plan (the "Plan") as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.
                  ---------------------------------------

                  The following documents, which have been filed by Celsion Corporation (the "Registrant") with the Securities and Exchange Commission (the Commission"), are incorporated into this Registration Statement by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 2003, filed with the Commission on December 29, 2003;

                  (b) The Registrant's Report on Form 10-Q for the transition period from October 1, 2003 to December 31, 2003, filed with the Commission on February 17, 2004;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 17, 2004;

                  (d) The Registrant's Current Report on Form 8-K, filed with the Commission on May 25, 2004;

                  (e) The Registrant's Current Report on Form 8-K, filed with the Commission on June 2, 2004;

                  (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-K referred to in
                           (a) above; and

                  (g) The description of the Common Stock set forth under the heading "Item 1. Description of Registrant's Securities to be Registered" in the Registrant's Registration Statement on Form 8-A (File No. 001-15911), filed with the Commission on May 26, 2000 under

                           Section 12(g) of the Exchange Act, together with any amendment or report filed with the Commission for the purpose of updating such description.

                  All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.
                  -------------------------

                  Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.
                  --------------------------------------

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  -----------------------------------------

                  The Registrant is organized under the laws of the State of Delaware. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify its current and former directors and officers, and may indemnify its current and former employees and agents, against any and all liabilities and expenses incurred in connection with their services in those capacities to the maximum extent permitted by Delaware law.

                  The Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power generally to indemnify its current and former directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

                  In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification.

                  To the extent that a Corporate Agent has been successful on the merits or otherwise in the defense of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify such person for expenses in connection therewith. Under the DGCL, the corporation may advance expenses incurred by a Corporate Agent in connection with a proceeding, provided that the Corporate Agent undertakes to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. The Registrant's Certificate of Incorporation requires the Registrant to advance expenses to any person entitled to indemnification, provided that such person undertakes to repay the advancement if it is determined in a final judicial decision from which there is no appeal that such person is not entitled to indemnification.

                  The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the Certificate of Incorporation, by laws, agreement, vote of stockholders or disinterested directors or otherwise.

                  The Registrant's Certificate of Incorporation permits the Registrant to secure insurance on behalf of directors, officers, employees and agents of the Registrant for any expense, liability or loss incurred in such capacities, regardless of whether the Certificate of Incorporation or Delaware law would permit indemnification against such expense, liability or loss.

                  The purpose of these provisions is to assist the Registrant in retaining qualified individuals to serve as our directors, officers, employees and agents by limiting their exposure to personal liability for serving as such.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.
                  -----------------------------------

                  Not applicable.

ITEM 8.           EXHIBITS.
                  --------

                 NUMBER                     DESCRIPTION
                 ------                     -----------

                  4.1* Certificate of Incorporation of Celsion Corporation, as amended (compiled).

                  4.2 Certificate of Designations of Series C Junior Participating Preferred Stock of Celsion Corporation (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (File No. 333-100638) and incorporated herein by reference).

                  4.3*      Bylaws of Celsion Corporation, as amended
                            (compiled).

                  4.4 Rights Agreement between Celsion Corporation and American Stock Transfer & Trust Company dated as of August 15, 2002 (the "Rights Agreement") (filed as
                            Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed August 21, 2002).

                  4.5*      Amendment to Rights Agreement adopted January 16,
                            2003.

                  4.6*      Celsion Corporation 2004 Stock Incentive Plan.

                  5*        Opinion of Anita J. Finkelstein, Esquire re:
                            Legality.

                  23.1* Consent of Anita J. Finkelstein, Esquire (included in Exhibit 5).

                  23.2* Consent of Stegman & Company, Independent Public Accountants to Celsion Corporation.

                  24*       Powers of Attorney (included in Signature Page).

-----------
* Filed herewith.

ITEM 9.           UNDERTAKINGS.
                  ------------

        (A)     The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act

of 1933;

                           (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on the 10th day of June, 2004.

                         CELSION CORPORATION

                         By: /s/ Augustine Y. Cheung
                             -------------------------------------------------
                             Augustine Y. Cheung
                             President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Augustine Y. Cheung and Claude Tihon and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       SIGNATURE                                  TITLE                              DATE
                       ---------                                  -----                              ----

           /s/ Augustine Y. Cheung                   Director, President and Chief              June 10, 2004
         ------------------------------------        Executive Officer (Principal
               Augustine Y. Cheung                   Executive Officer)

          /s/ Anthony P. Deasey                      Executive Vice President, Chief            June 10, 2004
         ------------------------------------        Operating Officer and Chief Financial
              Anthony P. Deasey                      Officer (Principal Financial and
                                                     Accounting Officer)

          /s/ Max E.  Link                           Director (Chairman of the Board of
         ------------------------------------        Directors)                                 June 9, 2004
              Max E.  Link

          /s/ Claude Tihon                           Director                                   June 9, 2004
         ------------------------------------
              Claude Tihon

          /s/ Gary W. Pace                           Director                                   June 9, 2004
         ------------------------------------
              Gary W. Pace

          /s/ Kris Venkat                            Director                                   June 9, 2004
         ------------------------------------
              Kris Venkat


                                  EXHIBIT INDEX

                NUMBER                        DESCRIPTION
                ------                        -----------

                  4.1* Certificate of Incorporation of Celsion Corporation, as amended (compiled).

                  4.2 Certificate of Designations of Series C Junior Participating Preferred Stock of Celsion Corporation (filed as Exhibit 4.4 to the Registrant's Registration Statement on Form S-3 (File No. 333-100638) and incorporated herein by reference).

                  4.3*        Bylaws of Celsion Corporation, as amended
                              (compiled).

                  4.4 Rights Agreement between Celsion Corporation and American Stock Transfer & Trust Company dated as of August 15, 2002 (filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed August 21, 2002).

                  4.5*        Amendment to Rights Agreement adopted January 16,
                              2003.

                  4.6*        Celsion Corporation 2004 Stock Incentive Plan.

                  5*          Opinion of Anita J. Finkelstein, Esquire re:
                              Legality.

                  23.1* Consent of Anita J. Finkelstein, Esquire (included in Exhibit 5).

                  23.2* Consent of Stegman & Company, Independent Public Accountants to Celsion Corporation.

                  24*         Powers of Attorney (included in Signature Page).

-----------
* Filed herewith.